Exhibit 10.15

Promissory Note

Date:	March 30, 2023

Borrower:	LV PENINSULA HOLDING, LLC, a Texas limited liability company

Borrower’s Mailing Address:	990 Biscayne Blvd., Suite 501
Miami, Florida 33132

Lender:	AUSTERRA STABLE GROWTH FUND, LP

Payee and Place for Payment:	c/o Stallion Funding, LLC
10119 Lake Creek Parkway, Ste 202
Austin, Texas 78729

Principal Amount:	$5,000,000.00

Annual Interest Rate:	WSJ Prime (currently 8.00%) plus Five and 50/100 percent
(5.50%) per annum, currently equaling Thirteen and 50/100 percent (13.50%)

Floor Rate:	The interest rate will never be below Thirteen and 50/100 percent (13.50%) regardless of the Prime Interest Rate falling below 8.00%.

Maturity Date:	April 1, 2024

Annual Interest Rate on Matured, Unpaid Amounts:

Matured or accelerated unpaid, and past due, principal and interest shall bear interest from date of maturity or acceleration until paid at the highest non- usurious rate allowed by state or federal law, or if no such rate is established, at a rate per annum equal to eighteen percent (18.00%) per annum

Terms of Payment (principal and interest):

Interest only shall be due and payable in monthly installments based on principal advanced, or more, plus tax escrow in the amount of $7,843.59, commencing on May 1, 2023 and continuing regularly thereafter on the same date of each month until April 1, 2024, when the entire amount hereof, principal and interest then remaining unpaid, shall be due and payable. Payments will be applied first to accrued interest and the remainder to reduction of the Principal Amount.

Borrower may prepay this note in any amount at any time before the Maturity Date without penalty or premium. Any installment becomes overdue for more than 10 days, at Lender’s option a late payment charge of 5% may be charged in order to defray the expense of handling the delinquent payment.

Interest Rate Adjustment:

The interest rate on this Note shall be adjusted monthly (“the Interest Adjustment Date”) provided the maturity of this Note has not been accelerated. The Interest Rate Adjustment shall be on the 1st day of each month until this Note is fully paid.

Index:

The Prime Interest Rate means the annual rate of interest identified as the “U.S. prime rate” in the “Money Rates” column published in the Wall Street Journal. If the published prime rate is expressed on the applicable date as a range, the prime rate for purposes of this note will be the average between the high and low of that range. If the Wall Street Journal ceases to publish a prime rate, Lender may refer to another similar source to identify the prime rate on corporate loans at large United States money center commercial banks and apply that rate.

Adjustment of Monthly Installments:

The Lender shall adjust the amount of the monthly installment payments on the next payment date following the Interest Rate Adjustment Date on which a change in the interest is made.

Notice of Rate Adjustment and Adjustment in Monthly Installments:

The Lender is not required to send a separate written notice of an interest rate change other than changing the interest rate on the monthly payment statements sent to the Borrower.

Security for Payment:

This note is secured by a deed of trust and security agreement, of even date, from LV PENINSULA HOLDING, LLC, a Texas limited liability company (As to Tract One only), to BENJAMIN K. WILLIAMS or BENJAMIN H. HA, Trustee, and by a Real Estate Mortgage (with Power of Sale), of even date, from LV PENINSULA HOLDING , LLC, a Texas limited liability company to Lender (as to Tract Two only) which covers the following real property:

Tract I:

Being that certain tract of land stated to contain 59.3712 acres, more or less, out of the K. BALDWIN SURVEY NO. 600, ABST 90, Travis County, Texas; and out of a portion of Lot 1, AMENDED PLAT OF THE COVE AT LAGO VISTA, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 87, Page 174C, Plat Records of Travis County, Texas. Said 59.3712 acre tract being more particularly described by metes and bounds in Exhibit “A” attached hereto and made a part hereof.

Tract II:

Parcel 1: All that part of Lots 1 and 2 lying North and East of the Railroad Right-of-way in Section 4, Township 7 South, Range 9 East of the Indian Base and Meridian, Bryan County, State of Oklahoma, according to the U.S. Government Survey thereof.

Parcel 2: The S/2 SE/4 SE/4 and all of that part of the SW/4 SE/4 lying North and East of the A&C Railroad Right-of-Way in Section 33, Township 6 South, Range 9 East of the Indian Base and Meridian, Bryan County, State of Oklahoma, according to the U.S. Government Survey thereof, LESS AND EXCEPT a roadway and utility easement reserved over the North 80 feet of the West 60 feet of the SW/4 of the SE/4 of Section 33, Township 6 South, Range 9 East.

Parcel 3: The N/2 SE/4 SE/4 of Section 33, Township 6 South, Range 9 East of the Indian Base and Meridian, Bryan County, State of Oklahoma, according to the

U.S. Government Survey thereof

Together with the following personal property:

All fixtures, supplies, building materials, and other goods of every nature now or hereafter located, used, or intended to be located or used on the Property;

All plans and specifications for development of or construction of improvements on the Property;

All contracts and subcontracts relating to the construction of improvements on the Property;

All accounts, contract rights, instruments, documents, general intangibles, and chattel paper arising from or by virtue of any transactions relating to the Property;

All permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Property;

All proceeds payable or to be payable under each policy of insurance relating to the Property; and

All products and proceeds of the foregoing.

Notwithstanding any other provision in this deed of trust, the term “Property” does not include personal effects used primarily for personal, family, or household purposes.

Promise to Pay

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. If any amount is not paid either when due under the Terms of Payment or on acceleration of maturity, Borrower promises to pay any unpaid amount plus interest from the date the payment was due to the date of payment at the Annual Interest Rate on Matured, Unpaid Amounts.

Defaults and Remedies

If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due.

Waivers

Borrower waives, to the extent permitted by law, all (1) demand for payment, (2) presentation for payment, (3) notice of intention to accelerate maturity, (4) notice of acceleration of maturity, (5) protest, (6) notice of protest, (7) rights under sections 51.003, 51.004, and 51.005 of the Texas Property Code, and (8) rights under section 17.001 and chapter 43 of the Texas Civil Practice and Remedies Code and rule 31 of the Texas Rules of Civil Procedure.

Right of Setoff

In addition to all liens upon and rights of setoff against the money or other property of Borrower given to Lender that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a lien upon and a right of setoff against all money and other property of Borrower, now or hereafter in possession of Lender, or Lender’s Servicing Agent, whether held in a general or special account or deposit or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

Attorney’s Fees

Borrower also promises to pay reasonable attorney’s fees and court and other costs if an attorney is retained to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Usury Savings

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Other Clauses

Each Borrower is responsible for all obligations represented by this note. When the context requires, singular nouns and pronouns include the plural.

LV PENINSULA HOLDING, LLC, a Texas limited liability company

By:	/s/ Nicolai Brune
NICOLAI BRUNE, CFO and Authorized Agent

EXHIBIT A

SURVEY MAP OF 59.3712 ACRES, COMPOSED OF:

TRACT 2
18.219 ACRES
TRACT 3
16.84 AC.
23.76 ACRES
TRACT 1
LEGEND